Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
www.dlapiper.com

T 858.677.1400
F 858.677.1401

March 24, 2015

Mast Therapeutics, Inc.

3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as counsel to Mast Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on March 24, 2015 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s:

(i)	common stock, $0.001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)	warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

(vi)	units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, or Warrants in any combination (the “Units”);

(collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are referred to herein as the “Shelf Securities”); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $150,000,000.

We also have acted as counsel to the Company in connection with an offering of up to $14,651,207 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”, together with the Shelf Securities are referred to herein as the “Securities”) under a Sales Agreement executed by the Company, Cowen and Company LLC on February 10, 2014 (as amended, the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

In addition, we have acted as counsel to the Company in connection with the sale and issuance of pre-funded warrants (the “2014 Pre-Funded Warrants”) to purchase up to 13,081,428 shares of Common Stock (the “Pre-Funded Shares”) and warrants (the “2014 Warrants”) to purchase up to 22,011,265 shares of Common Stock (the “Underlying Shares” and, together with the Pre-Funded Shares, the “Warrant Shares”, together with the Shelf Securities and Sales Agreement Shares are referred to herein as the “Securities”). The prospectus for the offer and sale of the Warrant Shares is included in the Registration Statement (as may be amended or supplemented, the “Warrant Prospectus”).

We have been advised by the Company and for purposes of this opinion, we have assumed, that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Amended and Restated Certificate of Incorporation, as

amended (the “Certificate of Incorporation”), to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The Senior Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

3. The Subordinated Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

4. The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

5. Warrants may be issued pursuant to a form of warrant and/or a warrant agreement to be entered into by the Company and a financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

6. Units may be issued pursuant to one or more unit agreements to be entered into by the Company, a financial institution as unit agent and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement (including the Sales Agreement Prospectus related to the Sales Agreement Shares and the Warrant Prospectus related to the Warrant Shares) has been or will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, in the manner stated in the Sales Agreement Prospectus, and in the manner stated in the Warrant Prospectus or the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities (including the Sales Agreement with respect to the Sales Agreement Shares and the Warrant Prospectus related to the Warrant Shares) offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities pursuant to the Registration Statement, the Sales Agreement Prospectus, the Warrant Prospectus and any additional prospectus supplement; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights.

We have examined the Registration Statement, the Sales Agreement Prospectus, the Warrant Prospectus, the 2014 Pre-Funded Warrants and the 2014 Warrants, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1. With respect to any offering of Common Stock by the Company pursuant to the Registration Statement other than pursuant to the Sales Agreement Prospectus or the Warrant Prospectus (the “Offered Common Stock”), the Offered Common Stock will be validly issued, fully paid and nonassessable, PROVIDED THAT (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Offered Common Stock (“Offered Common Stock Authorizing Resolutions”), (ii) the terms of the Offered Common Stock and the offer and sale thereof have been duly established in conformity with the Company’s Certificate of Incorporation and Amended and Restated Bylaws, as amended (the “Bylaws”), and any applicable law and do not result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Offered Common Stock Authorizing Resolutions.

2. The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Certificate of Incorporation approved by the Company’s Board of Directors and stockholders, has been filed with the State of Delaware, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3. The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration that the Board of Directors or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Company’s Certificate of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4. The Warrants will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Warrants in exchange for consideration that the Board of Directors or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

5. Units will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Units in exchange for consideration that the Board of Directors or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

6. With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

7. With respect to the offering of the Warrant Shares pursuant to the Warrant Prospectus, the Warrant Shares are duly authorized, and when issued and sold against payment therefor in accordance with the terms of the 2014 Pre-Funded Warrants and the 2014 Warrants, as applicable, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement, the Sales Agreement Prospectus and the Warrant Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Registration Statement, the Sales Agreement Prospectus or the Warrant Prospectus.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA Piper LLP (US)